As filed with the Securities and Exchange Commission on December 27, 2017	Registration No. 333-200417

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

POST EFFECTIVE AMENDMENT NO. 3 TO FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

_________________

TALON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	5130	95-4654481
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

21900 Burbank Boulevard, Suite 270

Woodland Hills, CA

(818) 444-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Larry Dyne, Chief Executive Officer

Talon International, Inc.

21900 Burbank Boulevard, Suite 270

Woodland Hills, California 91367

(818) 444-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copy to:

John McIlvery, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, California 91403

(818) 444-4500

____________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.          ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.               ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

On December 4, 2014, the Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 (File No. 333-200417) of Talon International, Inc. (the “Registrant”) initially filed with the SEC on November 20, 2014 (the “Registration Statement”), originally registering the resale by the selling stockholders identified in the prospectus of an aggregate of 61,111,109 shares of the Registrant’s common stock. This offering has been terminated. Pursuant to the undertaking contained in the Registration Statement, the Registrant files this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister all of the shares of the Registrant’s common stock that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Woodland Hills, State of California, on December 27, 2017.

TALON INTERNATIONAL, INC.
(Registrant)

By:	/s/ Larry Dyne
Larry Dyne
Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.